SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                        CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

                      September 28, 1999
                        Date of Report
              (Date of earliest event reported)

                  FLEMING COMPANIES, INC.
      (Exact name of registrant as specified in its charter)


        Oklahoma               1-8140           48-0222760
(State or other juris-      (Commission       (IRS Employer
diction of incorporation)    File Number)      Identification)


                6301 Waterford Boulevard, Box 26647
                  Oklahoma City, Oklahoma  73126
             (Address of Principal Executive Offices)

                         (405) 840-7200
                    Registrant's telephone number,
                        Including area code

Item 5.  Other Events.


Tru Discount Foods.

On September 28, 1999, the arbitration panel entered its award in favor of Fleming against Tru Discount Foods and its principals (the "Respondents") in the net amount of $579,443 plus interest at the rate of six percent (6%) per annum from October 29, 1999. In addition, the Respondents were ordered to pay Fleming $4,679 in satisfaction of outstanding fees and expenses, each party to bear its own attorney fees. All of Respondents' counterclaims, with the exception of one, were denied.

Under the Uniform Arbitration Act, Respondents have 20 days from the entry of the award within which to seek modification of the award from the arbitration panel and 90 days to seek an order modifying or vacating the award from the Creek County, Oklahoma district court. Fleming will seek confirmation of the award from the court which will not be final until confirmed.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto unto duly authorized.

                                FLEMING COMPANIES, INC.

                                    KEVIN TWOMEY
                                    Kevin Twomey
                                    Senior Vice President
                                    and Controller

Date:  September 28, 1999